Exhibit 99.1

Summit Materials Announces Second Quarter 2014 Results

Denver, Colorado (August 6, 2014)—Summit Materials, LLC today announced results for the quarter ended June 28, 2014.

Notable items for the quarter and first half of 2014, as compared to the prior year, include:

•	Revenue increased 27%.

•	Operating income increased 147%.

•	Adjusted EBITDA increased 70%.

•	Aggregates, ready-mixed concrete and asphalt volumes increased 35%, 139% and 21%, respectively, in the first half of 2014, while cement volumes decreased 3%.

•	Cement and ready-mixed concrete pricing improved 11% and 2%, respectively, in the first half of 2014, while aggregates and asphalt pricing decreased 1% and 4%, respectively.

Tom Hill, the President and CEO of Summit Materials, stated, “This quarter, we continued to build off of the momentum we had at the start of the year and we were able to achieve a $56.8 million increase in product revenue and a $69.5 million increase in total revenue compared to the second quarter of 2013. Our operating income improved 147% and Adjusted EBITDA increased 70%, while SG&A expenses fell to 11% of net sales, which is a 4% reduction as compared to the second quarter of 2013. Our product pricing increased in many of our markets, most notably in Missouri and Kansas. We continue to focus on growing our materials and products sales and improving margins in our paving and other services. It is encouraging seeing our aggregate backlog 6% greater than it was at this point last year and an 8% increase in our aggregate volumes from organic growth, reflecting an overall increase in market demand. In addition, this quarter we increased our presence in Texas with the acquisition of Troy Vines., Inc, an integrated aggregates and ready-mixed concrete business. We also acquired Buckhorn Materials LLC, an aggregates business serving North and South Carolina. In addition, our January acquisition of Alleyton Resources continues to provide strong results and is being seamlessly integrated with the rest of the company.”

Second Quarter Regional Results

West Region Results – The West Region’s revenue increased 44% due to higher aggregates, ready-mixed concrete and asphalt volumes and improved aggregate pricing. The increase in volumes was driven primarily by the Alleyton and Troy Vines acquisitions, contributing approximately $42.6 million of revenue. Adjusted EBITDA in the West Region increased $23.9 million. This was primarily driven by improved margins and the volume increases, primarily from our acquisitions in Texas.

Central Region Results – The Central Region’s revenue increased 18%, which was primarily through organic growth. Aggregates, ready-mixed concrete and asphalt volumes improved and the region experienced pricing improvements across the majority of the product lines. Adjusted EBITDA improved $3.7 million primarily due to the revenue growth and realized cost efficiencies.

East Region Results – The East Region’s revenue and Adjusted EBITDA remained relatively consistent.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of June 28, 2014, we had $20.8 million in cash and working capital of $128.7 million as compared to cash and working capital of $14.9 million and $85.4 million, respectively, at December 28, 2013. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolving credit facility (“Revolver”). As of June 28, 2014, our remaining borrowing capacity on our Revolver was $62.2 million, net of $22.8 million of outstanding letters of credit.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year. Our working capital requirements generally increase during the first half of the year as we build up inventory and focus on repair and maintenance and other set up costs for the upcoming season. Working capital levels then generally decrease toward the end of the year, which is when we generally see significant inflows of cash from the collection of receivables.

Free cash flow, a non-GAAP measure defined as net cash used for operating activities less net capital expenditures, was $89.2 million and $81.1 million in the six month periods ended June 28, 2014 and June 29, 2013, respectively. We invested $8.7 million more in capital projects and generated $1.1 million less from asset sales in the first half of 2014 compared to 2013.

About Summit Materials, LLC

Summit Materials is a leading U.S. aggregates based construction materials company that supplies aggregates, cement, ready-mixed concrete, and provides paving and other services. We are committed to promoting the success of our businesses by offering a safe place to work and implementing best practices, while striving to exceed our environmental and social responsibilities. Summit Materials was formed in 2008 by its President and CEO Tom W. Hill and a small group of investors, including members of its management team, Blackstone Capital Partners (an affiliate of The Blackstone Group) and Silverhawk Capital Partners. Since then, Summit Materials has completed 31 acquisitions, which are organized into nine operating companies in three distinct geographic regions across the United States.

For more information about Summit Materials, please contact us at info@summit-materials.com.

Conference Call Information

The Company will conduct a conference call at 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on Wednesday, August 6, 2014. Interested parties may access this event at https://viavid.webcasts.com/starthere.jsp?ei=1040202.

For those investors without online web access, the conference call may be accessed at:

Conference ID:	1501711
Domestic:	1-888-806-6231
International:	1-913-643-4201

Non-GAAP Financial Measures

The rules of the Securities and Exchange Commission (the “SEC”) regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow, that are derived on the basis of methodologies other than in accordance with GAAP. We have provided Adjusted EBITDA and Pro Forma Adjusted EBITDA because we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Pro Forma Adjusted EBITDA is defined in our senior secured credit facilities and used to measure compliance with covenants, including interest coverage and debt incurrence, and is used to measure our debt incurrence and restricted payment capacity under the indenture governing our senior notes. Our use of the terms Adjusted EBITDA and Pro Forma Adjusted EBITDA may vary from the use of such terms by others and should not be considered as alternatives to net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Pro Forma Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Pro Forma Adjusted EBITDA are that these measures do not reflect: (i) changes in, or cash requirements for, our working capital needs; (ii) the significant interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iii) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our GAAP results and use Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally.

We define free cash flow as net cash provided by (used for) operating activities less purchases of property, plant and equipment. It is a metric used by our senior management to assess the performance of our segments.

Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable GAAP financial measures and should be considered in conjunction with the GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of net income (loss) to Adjusted EBITDA and cash flows used for operations to free cash flow for the three and six months ended June 28, 2014 and of net income (loss) to Pro Forma Adjusted EBITDA for the twelve months ended June 28, 2014 and December 28, 2013 are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC as such factors may be updated from time to time in our periodic filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands)

	June 28, 2014 (unaudited)	December 28, 2013 (audited)
Assets
Current assets:
Cash	$20,802	$14,917
Accounts receivable, net	143,768	99,337
Costs and estimated earnings in excess of billings	21,779	10,767
Inventories	119,171	96,432
Other current assets	13,235	13,181

Total current assets	318,755	234,634

Property, plant and equipment, less accumulated depreciation, depletion and amortization (June 28, 2014 - $246,098 and December 28, 2013 - $212,382)	920,513	831,778
Goodwill	317,323	127,038
Intangible assets, less accumulated amortization (June 28, 2014 - $2,577 and December 28, 2013 - $2,192)	15,275	15,147
Other assets	45,774	39,197

Total assets	$1,617,640	$1,247,794

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$69,220	$30,220
Current portion of acquisition-related liabilities	19,039	10,635
Accounts payable	78,244	72,104
Accrued expenses	87,913	57,251
Billings in excess of costs and estimated earnings	4,902	9,263

Total current liabilities	259,318	179,473

Long-term debt	938,290	658,767
Acquisition-related liabilities	40,947	23,756
Other noncurrent liabilities	83,415	77,480

Total liabilities	1,321,970	939,476

Redeemable noncontrolling interest	26,825	24,767
Member’s interest:
Member’s equity	512,297	486,896
Accumulated deficit	(239,213)	(198,511)
Accumulated other comprehensive loss	(5,472)	(6,045)

Member’s interest	267,612	282,340
Noncontrolling interest	1,233	1,211

Total member’s interest	268,845	283,551

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,617,640	$1,247,794

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenue:
Product	$225,808	$169,041	$329,769	$237,181
Service	98,487	85,801	145,617	124,490

Total revenue	324,295	254,842	475,386	361,671

Cost of revenue (excluding items shown separately below):
Product	155,984	115,960	245,003	181,932
Service	75,778	65,883	115,434	95,984

Total cost of revenue	231,762	181,843	360,437	277,916

General and administrative expenses	34,867	39,392	70,355	73,395
Depreciation, depletion, amortization and accretion	21,339	18,894	40,695	36,026
Transaction costs	2,405	982	4,996	2,464

Operating income (loss)	33,922	13,731	(1,097)	(28,130)
Other (income) expense, net	(697)	(269)	(891)	163
Loss on debt financings	—	—	—	3,115
Interest expense	21,651	14,482	40,470	27,849

Income (loss) from continuing operations before taxes	12,968	(482)	(40,676)	(59,257)
Income tax benefit	(864)	(726)	(1,460)	(3,347)

Income (loss) from continuing operations	13,832	244	(39,216)	(55,910)
(Income) loss from discontinued operations	(369)	(26)	(349)	97

Net income (loss)	14,201	270	(38,867)	(56,007)
Net income (loss) attributable to noncontrolling interest	1,946	1,939	(569)	(1,518)

Net income (loss) attributable to member of Summit Materials, LLC	$12,255	$(1,669)	$(38,298)	$(54,489)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands)

	Six months ended
	June 28, 2014	June 29, 2013
Cash flow from operating activities:
Net loss	$(38,867)	$(56,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	43,296	37,404
Financing fee amortization	470	1,629
Share-based compensation expense	1,138	1,114
Deferred income tax benefit	(525)	(2,969)
Net (gain) loss on asset disposals	(76)	5,574
Loss on debt financings	—	2,989
Other	559	755
(Increase) decrease in operating assets, net of acquisitions:
Account receivable, net	(28,917)	(11,610)
Inventories	(17,820)	(13,222)
Costs and estimated earnings in excess of billings	(10,246)	(13,688)
Other current assets	(2,128)	(491)
Other assets	2,214	(118)
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	3,589	6,691
Accrued expenses	8,511	(4,722)
Billings in excess of costs and estimated earnings	(4,361)	(1,493)
Other liabilities	(2,717)	404

Net cash used for operating activities	(45,880)	(47,760)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(234,870)	(60,779)
Purchases of property, plant and equipment	(49,260)	(40,528)
Proceeds from the sale of property, plant and equipment	5,985	7,086
Other	757	—

Net cash used for investing activities	(277,388)	(94,221)

Cash flow from financing activities:
Proceeds from investment by member	24,350	—
Proceeds from debt issuances	424,750	189,681
Payments on long-term debt	(109,246)	(61,343)
Payments on acquisition-related liabilities	(4,259)	(3,426)
Financing costs	(6,354)	(2,707)
Other	(88)	—

Net cash provided by financing activities	329,153	122,205

Net increase (decrease) in cash	5,885	(19,776)
Cash – beginning of period	14,917	27,431

Cash – end of period	$20,802	$7,655

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

($ in thousands)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenue by product:*
Aggregates	$59,816	$47,439	$91,365	$68,304
Cement	26,181	21,474	33,387	30,914
Ready-mixed concrete	71,389	33,279	113,769	46,412
Asphalt	74,686	55,857	99,082	75,208
Paving and related services	143,918	125,536	199,420	171,946
Other	(51,695)	(28,743)	(61,637)	(31,113)

Total revenue	$324,295	$254,842	$475,386	$361,671

*	Revenue by product includes intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other.

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenue:
West region	$172,236	$119,656	$267,130	$179,719
Central region	109,117	92,780	156,659	128,680
East region	42,942	42,406	51,597	53,272

Total revenue	$324,295	$254,842	$475,386	$361,671

	Six months ended
	Volume in 2014 Compared to 2013	Pricing in 2014 Compared to 2013
Aggregate	35%	(1%)
Cement	(3%)	11%
Ready-mixed concrete	139%	2%
Asphalt	21%	(4%)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The tables below reconcile our net income (loss) to Adjusted EBITDA and present Adjusted EBITDA by segment for the three and six month periods ended June 28, 2014 and June 29, 2013.

	Three months ended		Six months ended
Reconciliation of Net Loss to Adjusted EBITDA	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
(in thousands)
Net income (loss)	$14,201	$270	$(38,867)	$(56,007)
Income tax benefit	(864)	(726)	(1,460)	(3,347)
Interest expense	21,651	14,482	40,470	27,849
Depreciation, depletion and amortization	21,121	18,714	40,270	35,674
Accretion	218	180	425	352
(Income) loss from discontinued operations	(369)	(26)	(349)	97

Adjusted EBITDA	$55,958	$32,894	$40,489	$4,618

Adjusted EBITDA by Segment

(in thousands)
West	$30,750	$6,807	$32,541	$85
Central	28,823	25,136	28,400	19,182
East	7,932	7,155	(1,406)	(2,377)
Corporate	(11,547)	(6,204)	(19,046)	(12,272)

Adjusted EBITDA	$55,958	$32,894	$40,489	$4,618

The following table reconciles net cash used for operating activities to free cash flow for the three and six month periods ended June 28, 2014 and June 29, 2013.

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net income (loss)	$14,201	$270	$(38,867)	$(56,007)
Non- cash items	23,522	23,388	44,862	46,496

Net income (loss) adjusted for non-cash items	37,723	23,658	5,995	(9,511)
Change in working capital accounts	(33,228)	(25,522)	(51,875)	(38,249)

Net cash provided by (used for) operating activities	4,495	(1,864)	(45,880)	(47,760)
Capital expenditures, net of asset sales	(25,536)	(22,896)	(43,275)	(33,442)

Free cash flow	$(21,041)	$(24,760)	$(89,155)	$(81,202)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The following table presents a reconciliation of net income (loss) to Pro Forma Adjusted EBITDA for the twelve months ended June 28, 2014 and December 28, 2013.

	Twelve months ended June 28, 2014	Twelve months ended December 28, 2013
Net loss	$(86,538)	$(103,679)
Interest expense	69,064	56,443
Income tax expense	(760)	(2,647)
Depreciation, depletion, amortization and accretion expense	77,602	72,934

EBITDA	$59,368	$23,051

EBITDA for certain acquisitions	27,597	(1,596)
Discontinued operations	426	678
Transaction expenses	6,521	3,990
Monitoring fees and expenses	3,724	2,620
Strategic fees and initiatives	2,711	3,887
Goodwill impairment	68,202	68,202
Non-cash compensation	2,339	2,315
Deferred financing fees written off at re-financing	—	3,115
Loss on disposal and impairment of fixed assets	6,770	12,419
Severance and relocation costs	2,340	2,755
Other	2,588	7,015

Pro Forma Adjusted EBITDA	$182,586	$128,451

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Credit Statistics

($ in millions)

The following is a summary of our credit statistics as of and for the twelve months ended June 28, 2014 and December 28, 2013:

	June 28, 2014		December 28, 2013
Cash	$20.8		$14.9

Debt
Revolving credit facility ($150M capacity)	$65.0		$26.0
Senior secured term loan	417.8		419.9
Capital leases	23.4		8.0
Other debt	0.4		1.6

Total senior secured debt	$506.6		$455.5

10.5 % senior notes	510.0		250.0
Acquisition related liabilities	60.0		34.4

Total debt	$1,076.6		$739.9

Leverage Ratio Calculations
Senior secured net debt	$485.8		$440.6
Total net debt	$1,055.8		$725.0

Pro Forma Adjusted EBITDA	$182.6		$128.5

Senior Secured Net Leverage	2.66	x	3.43	x
Covenant Senior Secured Net Leverage Limit	4.75	x	4.75	x

Total Net Leverage	5.78	x	5.64	x

Contact:	info@summit-materials.com
303-893-0012